Exhibit (o)(1)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jane E. Trust, Richard F. Sennett, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen, Susan Lively, Angela Velez, and Tara Gormel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable each trust listed in Schedule A hereto (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the registration statement of such Trust specified in Schedule A hereto (or, in the case of Master Portfolio Trust, the registration statements of such other Trusts as are specified therein), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of such Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date first mentioned above until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ Jane E. Trust	Trustee	February 12, 2019
Jane E. Trust

/s/ Elliott J. Berv	Trustee	February 12, 2019
Elliott J. Berv

/s/ Jane F. Dasher	Trustee	February 12, 2019
Jane F. Dasher

/s/ Mark T. Finn	Trustee	February 12, 2019
Mark T. Finn

/s/ Stephen R. Gross	Trustee	February 12, 2019
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	February 12, 2019
Richard E. Hanson, Jr.

/s/ Susan M. Heilbron	Trustee	February 12, 2019
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	February 12, 2019
Susan B. Kerley

/s/ R. Richardson Pettit	Trustee	February 12, 2019
R. Richardson Pettit

Schedule A

to

Power of Attorney

Name of Trust	Registration Statement

Legg Mason Partners Income Trust	Securities Act File No. 2-96408*

Legg Mason Partners Institutional Trust	Securities Act File No. 33-49552*

Legg Mason Partners Money Market Trust	Securities Act File No. 2-91556*

Legg Mason Partners Premium Money Market Trust	Securities Act File No. 33-28844*

Legg Mason Partners Variable Income Trust	Securities Act File No. 33-40603

Legg Mason ETF Trust	Securities Act File No. 333-178157

Master Portfolio Trust	Each registration statement above marked with an asterisk